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Exhibit 10.5

                                SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT is entered into as of February__, 2003, between Ugomedia Interactive Corporation a corporation existing under the laws of the State of Nevada ("UGOMEDIA"), Sciax Technology Inc., a corporation incorporated under the laws of Canada ("SCIAX"), and 4137639 Canada Inc., a corporation incorporated under the laws of Canada ("SUB").

     WHEREAS, pursuant to a common stock purchase agreement dated as of January 8, 2003, between Sciax, Ugomedia and Sub (such agreement as it may be amended or restated is hereinafter referred to as the "PURCHASE AGREEMENT") the parties agreed that on the closing of the transactions contemplated under the Purchase Agreement, Ugomedia, Sciax and Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in the Purchase Agreement together with such other terms and conditions as may be agreed to by the parties to the Purchase Agreement acting reasonably;

     AND WHEREAS, pursuant to a reorganization of the capital structure of Sciax (the "REORGANIZATION") contemplated in the Purchase Agreement, Sciax issued certain exchangeable shares (the "EXCHANGEABLE SHARES") having attached thereto certain rights, privileges, restrictions and conditions (collectively, the "EXCHANGEABLE SHARE PROVISIONS");

     AND WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby UgoMedia and Sub will take certain actions and make certain payments and deliveries necessary to ensure that Sciax will be able to make certain payments and to deliver or cause to be delivered UgoMedia Common Shares in satisfaction of the obligations of Sciax under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions.

     NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.


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1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                          COVENANTS OF UGOMEDIA AND SUB

2.1 COVENANTS OF UGOMEDIA AND SUB REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding, UgoMedia and Sub shall:

     (a) ensure that, in the event of any dividend is declared on UgoMedia Common Shares, (A) Sciax will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) Subsection 2.1(b) shall be complied with in connection with such dividend;

     (b) cause Sciax to declare simultaneously with the declaration of any dividend on UgoMedia Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on UgoMedia Common Shares, cause Sciax to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

     (c) advise Sciax sufficiently in advance of the declaration by UgoMedia of any dividend on UgoMedia Common Shares and take all such other actions as are necessary, in cooperation with Sciax, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on UgoMedia Common Shares;

     (d) take all such actions and do all such things as are necessary or desirable to enable and permit Sciax, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration representing the Liquidation Amount (less applicable taxes) in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Sciax or any other distribution of the assets of Sciax for the purpose of winding up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Sciax to cause to be delivered UgoMedia Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit Sciax, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration representing the Retraction Price (less applicable taxes) and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Sciax to cause to be delivered UgoMedia Common Shares to the holders of Exchangeable

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          Shares,  upon the retraction or redemption of the Exchangeable  Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

     (f) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of Sciax nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Sciax.

2.2 RESERVATION OF UGOMEDIA COMMON SHARES. Ugomedia hereby represents, warrants and covenants in favour of Sciax and Sub that Ugomedia has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by UgoMedia or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of UgoMedia Common Shares (or other shares or securities into which shares of UgoMedia Common Shares may be reclassified or changed as contemplated by Section 2.5) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and under any other security or commitment pursuant to which UgoMedia may now or hereafter be required to issue Ugomedia Common Shares, to enable and permit it and Sub to meet their obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Sciax to meet its respective obligations hereunder and under the Exchangeable Share Provisions.

2.3 NOTIFICATION OF CERTAIN EVENTS. In order to assist UgoMedia and Sub to comply with its obligations hereunder, Sciax will give UgoMedia and Sub written notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of Sciax to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Sciax or to effect any other distribution of the assets of Sciax among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     (b) immediately, upon the earlier of (i) receipt by Sciax of notice of, and (ii) Sciax otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Sciax or to effect any other distribution of the assets of Sciax among its shareholders for the purpose of winding-up its affairs;

     (c)  immediately, upon receipt by Sciax of a Retraction Request;

     (d) at least 30 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of Sciax in accordance with the Exchangeable Share Provisions; and

     (e) as soon as practicable upon the issuance by Sciax of any Exchangeable Shares or rights to acquire Exchangeable Shares other than an issuance pursuant to the Purchase Agreement.


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2.4 DELIVERY OF UGOMEDIA COMMON SHARES. In furtherance of its obligations hereunder, upon notice of any event which requires the delivery of UgoMedia Common Shares to any holder of Exchangeable Shares, Ugomedia shall cause its transfer agent and registrar to effect the transfer and forthwith deliver the requisite UgoMedia Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as Sciax shall direct. All such UgoMedia Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

2.5 EQUIVALENCE. So long as any Exchangeable Shares not owned by UgoMedia or its Affiliates are outstanding:

     (a) Ugomedia will not without prior approval of Sciax and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

          (i) issue or distribute Ugomedia Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire shares of UgoMedia Common Shares) to the holders of all or substantially all of the then outstanding Ugomedia Common Shares by way of stock dividend or other distribution; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Ugomedia Common Shares entitling them to subscribe for or to purchase Ugomedia Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Ugomedia Common Shares); or

          (iii)issue or distribute to the holders of all or substantially all of the then outstanding Ugomedia Common Shares (A) shares or securities of UgoMedia of any class other than Ugomedia Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Ugomedia Common Shares), (B) rights, options or warrants other than those referred to in Paragraph 2.5(a)(ii) above, (C) evidences of indebtedness of UgoMedia or
               (D) assets of UgoMedia,

          unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously, in accordance with all applicable laws, to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by UgoMedia in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Purchase Agreement.

     (b) Ugomedia will not without the prior approval of Sciax and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:


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          (i)  subdivide,  redivide  or  change  the then  outstanding  Ugomedia
               Common Shares into a greater number of Ugomedia Common Shares; or

          (ii) reduce, combine, consolidate or change the then outstanding Ugomedia Common Shares into a lesser number of Ugomedia Common Shares; or

          (iii)reclassify or otherwise  change  Ugomedia Common Shares or effect
               an  amalgamation,   merger,   reorganization   or  other  similar
               transaction affecting Ugomedia Common Shares,

          unless the same or an economically equivalent change as effected in respect of the UgoMedia Common Shares shall, in accordance with applicable laws, simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

     (c) The Board of Directors of Sciax shall determine, in good faith and in its sole discretion with the assistance of reputable advisers as required, economic equivalence for the purposes of any event referred to in Subsection 2.5(a) or (b) and each such determination shall be conclusive and binding on UgoMedia. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Sciax to be relevant, be considered by the Board of Directors of Sciax:

          (i) in the case of any stock dividend or other distribution payable in Ugomedia Common Shares, the number of such shares issued in proportion to the number of Ugomedia Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Ugomedia Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Ugomedia Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

          (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of UgoMedia of any class other than Ugomedia Common Shares, any rights, options or warrants other than those referred to in Paragraph 2.5(c)(ii) above, any evidences of indebtedness of UgoMedia or any assets of UgoMedia), the relationship between the fair market value (as determined by the Board of Directors of Sciax in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding UgoMedia Common Share and the Current Market Price;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Ugomedia Common Shares into a greater number of Ugomedia Common Shares or the reduction, combination, consolidation or change of the then outstanding Ugomedia Common Shares into a lesser number of Ugomedia Common Shares or any amalgamation, merger, reorganization or other similar transaction

                                       5
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               affecting  Ugomedia  Common  Shares,  the effect thereof upon the then outstanding Ugomedia Common Shares; and

          (v) in all cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that those consequences may differ from the taxation consequences to holders of UgoMedia Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

     (d) Sciax agrees that, to the extent required, upon due notice from UgoMedia, Sciax will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Sciax, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Ugomedia Common Shares and Exchangeable Shares as provided for in this Section 2.5.

2.6 TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to UgoMedia Common Shares (an "OFFER") is proposed by UgoMedia or is proposed to UgoMedia or its shareholders and is recommended by the Board of Directors of UgoMedia, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of UgoMedia, UgoMedia shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of UgoMedia Common Shares, without discrimination.

2.7 DUE PERFORMANCE. On and after the Effective Date, UgoMedia and Sub shall duly and timely perform all of their obligations under the Purchase Agreement and related agreements in respect of the Reorganization, including any obligations that may arise under the Exchangeable Share Provisions.

                                   ARTICLE 3
                                     GENERAL

3.1 TERM. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than UgoMedia and any of its Affiliates.

3.2 CHANGES IN CAPITAL OF UGOMEDIA AND SCIAX.  Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.5 or 2.6 hereof, as a result of which either UgoMedia Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities

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into which  UgoMedia  Common  Shares or the  Exchangeable  Shares or both are so changed,  and the parties  hereto  shall  execute and  deliver an  agreement  in
writing  giving  effect  to  and  evidencing   such  necessary   amendments  and
modifications.

3.3 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an Agreement in writing executed by Sciax, Sub and Ugomedia and approved by the holders of the Exchangeable Shares in accordance with
Section 9.2 of the Exchangeable Share Provisions.

3.5 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section 3.4 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Sciax, Sub and UgoMedia, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to Sciax, Sub and Ugomedia are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of Sciax, Sub and Ugomedia shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 MEETING TO CONSIDER AMENDMENTS. Sciax, at the request of UgoMedia or Sub, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of Sciax, the Exchangeable Share Provisions and all applicable laws.

3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by each of the parties hereto.

3.8 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.


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3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

         IF TO UGOMEDIA, SUB OR SCIAX:

         233 Carlaw Ave., Suite 401
         Toronto, Ontario   M4M 3N6
         Attention:  President
         Facsimile:        (416) 778-8775

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.12 ATTORNMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waive any objection which they may have now or hereafter to the venue of any such action or proceeding, irrevocably submit to the jurisdiction of such courts in any such action or proceeding, agree to be bound by any judgment of such courts and not to seek, and hereby waive, any review of the merits of any such judgment by the courts of any other jurisdiction.

     IN WITNESS WHEREOF, UgoMedia, Sub and Sciax have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                       UGOMEDIA INTERACTIVE CORPORATION


                                       Per:
                                                ------------------------------
                                       Name:    Aldo Rotondi
                                       Title:   President



                                       4137639 CANADA INC.


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                                       Per:
                                                ------------------------------
                                       Name:    Aldo Rotondi
                                       Title:   President


                                       SCIAX TECHNOLOGY INC.


                                       Per:
                                                ------------------------------
                                       Name:    Ken Smart
                                       Title:   Chief Executive Officer


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